Exhibit B-108



                             Republic of the Philippines

                          Securities and Exchange Commission

                            EDSA, Greenhills, Mandaluyong

                                     Metro-Manila


                               S.E.C. Reg.  No. 182239

                                CERTIFICATE OF FILING

                                          OF

                          AMENDED ARTICLES OF INCORPORATION

                  TO ALL TO WHOM THESE PRESENTS MAY COME, GREETINGS:

            THIS IS TO CERTIFY that the amended articles of incorporation of the


                      MAGELLAN UTILITIES DEVELOPMENT CORPORATION
                            (Amending Article VII thereof)


          copy annexed, adopted on March 14, 1994 by a majority vote of the Board of Directors and the vote of the stockholders owning or representing at least two-thirds of the outstanding capital stock, and certified under oath by the Secretary and a majority of the Board of Directors of the corporation was approved by this Office on the 25th day of April nineteen hundred and ninety-four pursuant to the provisions of Section 16 of the Corporation Code of the Philippines, Batas Pambansa Blg. 68, approved on May 1, 1980, and attached to the other papers pertaining to said corporation

               IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of this Commission to be affixed at Mandaluyong, Metro-Manila, Philippines, this 25th of April in the year of our Lord nineteen hundred and ninety-four


                                        RODOLFO L. SAMARISTA
                                        Associate Commissioner





                               CERTIFICATE OF AMENDMENT

                             OF ARTICLES OF INCORPORATION


                    WE, the undersigned, who constitute at least a majority
               of the members of the Board of Directors, the Chairman and the Corporate Secretary of:


                      MAGELLAN UTILITIES DEVELOPMENT CORPORATION

               (the "Corporation") after having been duly sworn in accordance with law, hereby certify that:

                    1. At a Joint Special Meeting of the Stockholders and Board of Directors held on 14 March 1994 held at the Corporation's principal office at the 4th Floor, Ortigas Building, Ortigas Avenue, Pasig, Metro Manila (the "Joint Meeting of the Stockholders and Board of Directors"), at which meeting at least a majority of the Board of Directors and stockholders owning at least two-thirds (2/3) of the outstanding (capital stock were present or represented in said meeting, the following resolution approving an increase in the authorized capital stock of the Corporation, thereby amending the Seventh Article of the Articles of Incorporation of the Corporation, was unanimously approved and adopted:

                         "RESOLVED, That subject to the approval of the
                    necessary government authorities, the Seventh Article of the Articles of Incorporation of MAGELLAN UTILITIES DEVELOPMENT CORPORATION be hereby amended to read as follows:

                              SEVENTH: That the authorized capital stock of
                         the said corporation is ONE HUNDRED THIRTY
                         THOUSAND EIGHT HUNDRED EIGHTY FOUR (130,884) shares without par value. A majority of the members of the Board of Directors of the corporation shall be authorized and empowered to fix the issued price per share of the capital stock of the corporation, for the purpose of additional issuances or sales of shares of stock, for cash or for such other authorized consideration as the Board of Directors may determine; provided that the issued price per share shall not be less than Five Pesos (P5.00) each.

                    2. At the same Joint Meeting of the Stockholders and Board of Directors, the following resolutions on the issuance of the Corporation's common no-par value shares of stock, subject to the prior approval of the Securities and Exchange Commission were unanimously approved and adopted:

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                         "RESOLVED,  That subject to the approval of the
                    necessary government authorities and the waiver by existing Stockholders of their pre-emptive rights, MAGELLAN UTILITIES DEVELOPMENT CORPORATION (the "Corporation") be hereby authorized and empowered to issue Twenty One Thousand Four Hundred Seventy One (21,471) common no-par shares of stock of the Corporation, at an issued value of One Thousand Eight Hundred Forty Six and 14/100 Pesos (P1,846.14) per share, or an aggregate issued value of Thirty Nine Million Six Hundred Thirty Eight Thousand Five Hundred Forty Eight and 47/100 Pesos (P39,638,548.47), in favor of Magellan Capital Holdings Corporation;

                         "RESOLVED,  FURTHER, That the Chairman, Mr.
                    ANTONIO H. OZAETA, or the President, Mr. ROLANDO M. ZOSA, be, as he is hereby, authorized and empowered to sign, execute, deliver, receive and receipt, on behalf of the Corporation, any and all contracts, documents and instruments which may be necessary to carry out the foregoing resolution."

                    3.   The accompanying Amended Articles of
               Incorporation, embodying the amendment to Article Seventh thereof as underscored, is a true and correct copy of the Amended Articles of incorporation of the Corporation.

                    4. The foregoing amendment was duly approved by at least a majority vote of the Board of Directors of the Corporation at the Joint Meeting of the Stockholders and Board of Directors.

                    5. The same amendment was likewise duly approved by the affirmative vote or written consent of stockholders owning and/or representing at least two-thirds (2/3) of the total outstanding capital stock of the Corporation at the Joint Meeting of the Stockholders and Board of Directors.


                    SIGNED  this 24th day of March 1994  at Makati, Metro
               Manila.



               ANTONIO H. OZAETA                       ROLANDO M. ZOSA
               Chairman/Director                       Director


               DENIS T. CARPIO                         EDGARDO A. GRAU
               Director                                Director


                              EMMA C. FRANCISCO
                              Corporate Secretary


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





                    SUBSCRIBED AND SWORN to before me this 24th day of
               March 1994, at Makati, Metro Manila affiants exhibiting to me their Community Tax Certificates, to wit:

                                   Community Tax
               Name                Certificate No.     Date/Place Issued

               ANTONIO H. OZAETA    17637110         02/24/93-Makati, M.M.

               ROLANDO M, ZOSA      11348494         04/14/93-Pasig, M.M.

               DENIS T. CARPIO      A-0015603        02/12/93-Makati, M.M.

               EDGARDO A. GRAU      11349459         06/02/93-Pasig, M.M.

               EMMA C. FRANCISCO    22406405         08/25/93-Makati, M.M.



               Doc.  No.
               Page No.
               Book No.
               Series  of 1994.

































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                                       AMENDED
                              ARTICLES OF INCORPORATION

                                          OF

                      MAGELLAN UTILITIES DEVELOPMENT CORPORATION
                  (As amended on 21 December 1990 and 14 March 1994)


               KNOW ALL MEN BY THESE PRESENTS:

                    That we, all of legal age, citizens and residents of
               the Republic of the Philippines, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the Philippines.


                                AND WE HEREBY CERTIFY:

                    FIRST:    That the name of the said corporation shall
               be:


                     "MAGELLAN UTILITIES DEVELOPMENT CORPORATION"

                    SECOND:   That the purposes for which the said
               corporation is formed are:


                                   PRIMARY PURPOSE

                    To build, construct, erect, own, equip, install,
               operate, maintain, sell, and lease power generation plants, facilities, machineries, equipment; and to purchase, import, acquire, own, lease or let power generation, telecommunications, transportation and other kinds of equipment, materials, and facilities.


                                  SECONDARY PURPOSES

                    1. To purchase, acquire, own, lease, sell and convey real properties such as lands, buildings, factories and warehouses and machineries, equipment and other personal properties situated in any part of the world as may be necessary or incidental to the conduct of the corporate business, and to pay in cash, shares of its capital stock debentures and other evidences, of indebtedness, or other securities, as may be deemed expedient, for any business or property acquired by the corporation; (Amended as of 21 December 1990)

                    2. To borrow or raise money necessary to meet the financial requirements of its business by the issuance of bonds, promissory notes and other evidences of indebtedness,

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               and to secure the repayment thereof by mortgage, pledge,
               deed of trust or lien upon the properties of the corporation or to issue pursuant to law shares of its capital stock, debentures and other evidences of indebtedness in payment for properties acquired by the corporation or for money borrowed in the prosecution of its lawful business;

                    3. To invest and deal with the money and properties of the corporation in such manner as may from time to time be considered wise or expedient for the advancement of its interests and to sell, dispose of or transfer the business, properties and goodwill of the corporation or any part thereof for such consideration and under such terms as it shall see fit to accept;

                    4. To aid in any manner any corporation, association, or trust estate, domestic or foreign or any firm or individual, any shares of stock in which any bonds, debentures, notes, securities, evidences of indebtness, contracts, or obligations of which are held by or for this corporation, directly or indirectly or through other corporations or otherwise;

                    5. To enter into any lawful arrangement for sharing profits, union of interest, unitization or farmout agreement, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of this corporation;

                    6. To acquire, or obtain from any government or authority, national, provincial, municipal or otherwise, or any corporation, company or partnership or person, such charter, contracts, franchise, privileges, exemption, licenses and concessions as may be conducive to any of the objects of the corporation;

                    7. To establish and operate one or more branch offices or agencies and to carry on any of all of its operations and business without any restrictions as to place or amount including the right to hold, purchase or otherwise acquire, lease, mortgage, pledge and convey or otherwise deal in and with real and personal property anywhere within the Philippines;

                    8. To distribute the surplus profits of the corporation to the stockholders thereof in kind, namely, properties of the corporation, particularly any shares of stock, debentures or securities of other companies belonging to this corporation; (Amended as of 21 December 1990)

                    9. To engage in the general business of providing management and/or consultancy services either as principals,

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               advisers, representatives, or agents for any individual,
               firm, partnership, association or corporation engaged in any business and any industry including, but not limited to, holding title to property, real or personal, and entering into arrangements of technical assistance and providing management services for the various aspects of the business of others; (Amended as of 21 December 1990)

                    10. To purchase, import, acquire, own, lease, sell and convey machineries, equipment, parts power generation facilities, and other personal properties as may be necessary or incidental to the conduct of the corporate business, and to pay in cash, shares of its capital stock, debentures and other evidence of indebtedness or other securities, as may be deemed expedient, for any business or properties acquired by the corporation; (Amended as of 21 December 1990)

                    11. To accept appointments as factors, agents, representatives, consignees, indentors, dealers or distributors for any person, company, person, firm, association or manufacturer of any goods, wares, merchandise, and commodities of all kinds and products, natural or artificial, of the Philippines or other countries which are or may become articles of commerce; (Amended as of 21 December 1990)

                    12. To conduct and transact any and all lawful business, and to do or cause to be done any one or more of the acts and things herein set forth as its purposes, within or without the Philippines, and in any and all foreign countries, and to do everything necessary, desirable or incidental to the accomplishment of the purposes or the exercise of any one or more of the powers therein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation.

                    THIRD:    That the place where the principal office of
               the corporation is to be established or located is at Makati, Metro Manila, Philippines.

                    FOURTH:   That the term for which said corporation is
               to exist is fifty (50) years from and after the date of incorporation.

                    FIFTH:    That the names, nationalities and residences
               of the incorporators of said corporation are as follows:


                    Name                Nationality         Residence

               Antonio T. Carpio        Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

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               Sylvette T. Ferrer       Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

               Ma. Jacqueline P. Swann  Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

               Ma. Stephanie V. Gomez   Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

               Ma. Valentina S. Santana Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

                    SIXTH:    That the number of directors of said
               corporation shall be seven (7) and that the names, nationalities and residences of the directors who are to serve until their successors are elected and qualified as provided by the by-laws are as follows (Amended as of 21 December 1990):


                    Name                Nationality         Residence

               Antonio T. Carpio        Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

               Sylvette T. Ferrer       Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

               Ma. Jacqueline P. Swann  Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

               Ma. Stephanie V. Gomez   Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

               Ma. Valentina S. Santana Filipino       5th Floor, LTA Bldg.
                                                       118 Perea Street
                                                       Makati, Metro Manila

                    SEVENTH:  That the authorized capital stock of the said
               corporation is ONE HUNDRED THIRTY THOUSAND EIGHT HUNDRED EIGHTY FOUR (130,884) shares without par value. A majority of the members of the Board of Directors of the corporation shall be authorized and empowered to fix the issued price per share of the capital stock of the corporation, for the purpose of additional issuances or sales of shares of stock, for cash or for such other authorized consideration as the Board of Directors may determine; provided that the issued

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





               price per share shall not be less than Five Pesos (P5.00) each (Amended as of 21 December 1990 and 14 March 1994).

                    EIGHTH:   That the amount of said capital stock which
               has been actually subscribed is Two Hundred Fifty Thousand Pesos (P250,000.00), and the following persons have subscribed for the number of shares and the amount of capital stock indicated opposite their respective names:

                                                  No. of       Amount
               Name                Citizenship    Shares     Subscribed

          Antonio T. Carpio        Filipino       210,000   P 210,000.00

          Sylvette T. Ferrer       Filipino        10,000      10,000.00

          Ma. Jacqueline P. Swann  Filipino        10,000      10,000.00

          Ma, Stephanie V. Gomez   Filipino        10,000      10,000.00

          Ma. Valentina S. Santana Filipino        10,000      10,000.00

                    T 0 T A L:                    250,000   P 250,000.00


                    NINTH:    That the following persons have paid on the
               shares of capital stock for which they have subscribed, the amount set out after their respective names:

                         Name                          Amount Paid

                    Antonio T. Carpio                  P  52,500.00

                    Sylvette T. Ferrer                     2,500.00

                    Ma. Jacqueline P, Swann                2,500.00

                    Ma. Stephanie V. Gomez                 2,500.00

                    Ma. Valentina S. Santana               2,500.00

                         T 0 T A L                     P  62,500.00


                    TENTH:    That no issuance or transfer of shares of
               stock of the corporation which would reduce the stock ownership of Filipino citizens to less than the percentage of the outstanding capital stock required by law to be owned by Filipino citizens, shall be allowed or permitted to be recorded in the books of the corporation. This restriction shall be printed or indicated in all the certificates of stock to be issued by the corporation.

                    ELEVENTH: That Antonio T. Carpio has been elected by
               the subscribers as Treasurer of the corporation to act as

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               such until his/her successor is duly elected and shall have qualified in accordance with the by-laws; and that, as such Treasurer, he/she has been authorized to receive for the corporation, and to issue in its name receipts for, all subscriptions paid in by the subscribers.


                    IN WITNESS WHEREOF, we have hereunto set our hands,
               this 19th day of September 1990 at Makati, Metro Manila, Philippines.


                    (Sgd.)                        (Sgd.)
                    ANTONIO T. CARPIO             SYLVETTE. T. FERRER



                    (Sgd.)                        (Sgd.)
                    MA. JACQUELINE P. SWANN       MA. STEPHANIE V. GOMEZ



                              (Sgd.)
                              MA. VALENTINA S. SANTANA


               With my marital consent:



                    (Sgd.)
                    INOCENCIO P.  FERRER,  JR.


                              SIGNED IN THE PRESENCE OF:


                       illegible                              illegible


















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





                                    ACKNOWLEDGMENT


               REPUBLIC OF THE PHILIPPINES)
               MAKATI, METRO MANILA       )   S.S.


                    BEFORE ME, a Notary Public in and for Makati,
               Philippines, this 19th day of September 1990 personally appeared:

                                        Res.                Date
                    Name                Cert. No.      & Placed Issued

               Antonio T. Carpio        8207500K       11 April 1990
                                                       Makati, M.M.

               Sylvette T. Ferrer       4122120K       21 February 1990
                                                       Makati, M.M.

               Ma. Jacqueline P. Swann  4122128K       21 February 1990
                                                       Makati, M.M.

               Ma. Stephanie V. Gomez   4122125K       21 February 1990
                                                       Makati, M.M.

               Ma. Valentina S. Santana 4122114K       21 February 1990
                                                       Makati, M.M.

               all known to me and to me known to be the same persons who executed the foregoing Articles of Incorporation and they acknowledged to me that the same is their free and voluntary act and deed.

                    IN TESTIMONY WHEREOF, I have hereunto set my hand and
               affixed my notarial seal on the date and at the place first above-written.

                                        (Sgd.)
                                        Jannet V. Cruz
                                        Notary Public
                                        Until December 31, 1991
                                        PTR No. 814842
                                        April 24, 1990
                                        Makati, Metro Manila

               Doc. No.  175;
               Page No.   36;
               Book No.    I;      Note: Correction and deletion has
               Series of 1990.     been made prior to notarization.






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